Exhibit 23.1
------------



                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-64568, 333-38940, 333-38932, 333-77823, 333-47003,
333-30647, 033-22465, and 033-55327, Form S-4 No. 33-09607, and Form S-3
Nos. 333-90027 and 333-46067) pertaining to MasTec, Inc. of our report dated March 10, 2003, with respect to the consolidated financial statements of MasTec, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.





/s/ Ernst & Young LLP
---------------------


Miami, Florida

April 3, 2003